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                                                                  Exhibit (j)(2)




               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Auditors" and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference in this Post-Effective Amendment Number 24 to the Registration Statement (Form N-1A) (No. 33-78264/811-8490) of Excelsior Funds Trust of our reports dated May 10, 2002, included in the 2002 Annual Reports to shareholders.

                                    /s/ Ernst & Young LLP

Boston, Massachusetts
July 25, 2002